Exhibit 10.1
THIRD AMENDMENT TO THE
INSPERITY, INC. 2012 INCENTIVE PLAN

The Insperity, Inc. 2012 Incentive Plan (the “Plan”), shall be, and hereby is, amended in the following respects, effective as of, and only for awards granted on or after, March 29, 2016:
I.
Section 2 is hereby amended by amending and restating clause (b) of the definition of “Change in Control” to state as follows:

“(b) the date the individuals who constitute the Board as of March 1, 2016 (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to March 1, 2016, whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the disinterested, non-management directors shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or”

II.
Except as modified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of the date set forth above.
INSPERITY, INC.

By:     /s/ Paul J. Sarvadi
Name:    Paul J. Sarvadi
Title:    Chairman of the Board
and Chief Executive Officer